Exhibit 10.33

AMENDMENT NO. 1 TO THE

UNIVAR INC. 2011 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Univar Inc. 2011 Stock Incentive Plan, (the “Plan”), is effective as of November 30, 2012. Capitalized terms used but not defined in this Amendment No. 1 shall have the meanings set forth in the Plan.

Background

WHEREAS, prior to the adoption of this Amendment No. 1, the Plan provides that a maximum of 11,452,963 shares of Common Stock are available for issuance pursuant to awards granted under the Plan; and

WHEREAS, the Board has determined that it is appropriate, advisable and in the best interests of the Company to increase the number of shares of Common Stock available for issuance pursuant to awards granted under the Plan by 2,600,000 shares, from 11,452,963 shares to 14,052,963 shares.

Amendment

1.	Stock Available for Purchase under the Plan. Section 3.1 of the Plan is hereby amended to read in its entirety:

3.1 Number. The maximum number of shares of Common Stock that may be issued under the Plan or be subject to Awards may not exceed 14,052,963 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock that are not reserved for any other purpose.

2. No Other Effect on the Plan. In all other respects, the form, terms and provisions of the Plan remain unchanged and in full force and effect.

UNIVAR INC.

By:
Name:	Amy E. Weaver
Title:	Executive Vice President, General Counsel and Secretary